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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT



                                     State or Other Jurisdiction
           Name                     of Incorporation/Organization
           ----                     -----------------------------

Pharmaceutical Resources, Inc.
--------------------------------

Par Pharmaceutical, Inc.                    New Jersey
PRX Distributors, Ltd.                      Delaware
ParCare, Ltd.                               New York
PRI-Research, Inc.                          Delaware
Quad Pharmaceuticals, Inc.                  Indiana
Par Pharma Group, Ltd.                      Delaware

Par Pharmaceutical, Inc.
------------------------
Nutriceutical Resources, Inc.               New York

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